Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS FIRST QUARTER 2017 DILUTED EPS OF $0.49, OR $0.47, AS ADJUSTED

•	AUM of $58.5 billion, an increase of 6.3% from March 31, 2016 and an increase of 2.3% from December 31, 2016

•	Net inflows of $905 million; annualized organic growth rate of 6.4%

•	Operating margin of 39.6%

NEW YORK, NY, April 19, 2017—Cohen & Steers, Inc. (NYSE: CNS) reported earnings of $0.49 per diluted share for the quarter ended March 31, 2017, compared with $0.39 per diluted share for the quarter ended March 31, 2016 and $0.56 per diluted share for the quarter ended December 31, 2016. Adjusted earnings per diluted share were $0.47 for the quarter ended March 31, 2017, compared with $0.41 per diluted share for the quarter ended March 31, 2016 and $0.48 per diluted share for the quarter ended December 31, 2016.
Financial Highlights (Unaudited)
For the Periods

(in thousands, except percentages and per share data)	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
U.S. GAAP
Revenue	$89,686	$89,434	$79,681
Expenses	$54,158	$53,574	$51,374
Operating income	$35,528	$35,860	$28,307
Operating margin	39.6%	40.1%	35.5%
Non-operating income	$227	$1,427	$643
Net income attributable to common stockholders	$22,985	$26,168	$18,083
Diluted earnings per share	$0.49	$0.56	$0.39

As Adjusted (1)
Net income attributable to common stockholders	$21,916	$22,373	$18,795
Diluted earnings per share	$0.47	$0.48	$0.41
________________________

(1)
The as adjusted financial measures represent non-GAAP financial measures. Please refer to the “Non-GAAP Reconciliations” on pages 12-13 of this release for a reconciliation to the most directly comparable U.S. GAAP financial measures.

U.S. GAAP
This section discusses the financial results of the Company as presented in accordance with U.S. GAAP.
Revenue
Revenue for the first quarter of 2017 was $89.7 million, an increase of $252,000 from $89.4 million for the fourth quarter of 2016. The change was primarily due to the following:

•	Institutional investment advisory fees increased $1.3 million to $24.6 million due to higher average assets under management, partially offset by two fewer days in the quarter; and

•	Open-end fund investment advisory and administration fees decreased $750,000 to $38.3 million as a result of two fewer days in the quarter, partially offset by higher average assets under management.
Expenses
Expenses for the first quarter of 2017 were $54.2 million, an increase of $584,000 from $53.6 million for the fourth quarter of 2016. The change was primarily due to:

•	Higher employee compensation and benefits of $1.1 million, as the fourth quarter of 2016 included an adjustment to reduce incentive compensation; and

•	Lower general and administrative of $276,000, primarily due to lower travel and entertainment.
Operating Margin
Operating margin was 39.6% for the first quarter of 2017, compared with 40.1% for the fourth quarter of 2016.
Non-operating Income
Non-operating income for the first quarter of 2017 was $227,000, compared with $1.4 million for the fourth quarter of 2016. The change was primarily due to net losses associated with forward contracts used to hedge certain non-U.S. dollar investment advisory fees receivable, compared with net gains in the fourth quarter of 2016; lower net gains from seed investments; and lower dividend income from seed investments.
Income Taxes
The effective tax rate for the first quarter of 2017 was 35.8%, compared with 29.8% for the fourth quarter of 2016. The fourth quarter of 2016 included gains from the Company’s seed investments which, due to capital loss carryforwards, are not taxable.
As Adjusted
The term “as adjusted” is used to identify non-GAAP financial information in the discussion below and excludes the financial results associated with the Company's seed investments and the related tax effect as well as discrete tax items. Please refer to the “Non-GAAP Reconciliations” on pages 12-13 of this release for a reconciliation to the most directly comparable U.S. GAAP financial measures.

Non-Operating Income
Non-operating loss, as adjusted, for the quarter ended March 31, 2017 was $167,000, compared with non-operating income, as adjusted, of $587,000 for the quarter ended December 31, 2016. The change was primarily due to net losses associated with forward contracts used to hedge certain non-U.S. dollar investment advisory fees receivable, compared with net gains in the fourth quarter of 2016.
Operating Margin
Operating margin, as adjusted, was 39.6% for the first quarter of 2017, compared with 40.1% for the fourth quarter of 2016.
Assets Under Management Highlights (Unaudited)
March 31, 2017 Compared with December 31, 2016

(in millions)	Assets Under Management
	As of
By Investment Vehicle	March 31, 2017	December 31, 2016	% Change
Institutional accounts	$28,935	$28,659	1.0%
Open-end funds	20,361	19,576	4.0%
Closed-end funds	9,218	8,963	2.8%
Total	$58,514	$57,198	2.3%

By Investment Strategy
U.S. real estate	$28,719	$28,927	(0.7%)
Preferred securities	10,560	9,880	6.9%
Global/international real estate	9,785	9,403	4.1%
Global listed infrastructure	6,204	5,697	8.9%
Other	3,246	3,291	(1.4%)
Total	$58,514	$57,198	2.3%
Assets under management were $58.5 billion as of March 31, 2017, an increase of $1.3 billion from $57.2 billion at December 31, 2016. The increase from December 31, 2016 was attributable to net inflows of $905 million and market appreciation of $1.5 billion, partially offset by distributions of $1.1 billion.
Institutional Accounts
Assets under management in institutional accounts were $28.9 billion as of March 31, 2017, an increase of 1.0% from $28.7 billion at December 31, 2016. The change from December 31, 2016 was due to the following:

•
Net inflows of $306 million from Japan subadvised accounts, including $365 million into U.S. real estate, partially offset by net outflows of $32 million from global/international real estate and $26 million from preferred securities;

•	Distributions from Japan subadvised accounts of $811 million, including $766 million from U.S. real estate and $41 million from global/international real estate;

•	Net inflows of $42 million from subadvised accounts excluding Japan;

•	Net outflows of $33 million from advised accounts;

•
Market appreciation of $643 million, including $198 million from global listed infrastructure, $191 million from global/international real estate, $174 million from U.S. real estate and $57 million from preferred securities; and

•	Net transfers of $129 million into institutional advised accounts from open-end funds.
Open-end Funds
Assets under management in open-end funds were $20.4 billion as of March 31, 2017, an increase of 4.0% from $19.6 billion at December 31, 2016. The change from December 31, 2016 was due to the following:

•	Net inflows of $590 million, including $375 million into preferred securities, $123 million into U.S. real estate and $53 million into global/international real estate;

•	Market appreciation of $498 million, including $258 million from preferred securities and $171 million from U.S. real estate;

•	Distributions of $174 million, including $89 million from preferred securities and $83 million from U.S. real estate; and

•	Net transfers of $129 million from open-end funds into institutional advised accounts.
Closed-end Funds
Assets under management in closed-end funds were $9.2 billion as of March 31, 2017, an increase of 2.8% from $9.0 billion at December 31, 2016. The increase from December 31, 2016 was due to market appreciation of $377 million, partially offset by distributions of $122 million.

Investment Performance as of March 31, 2017

(1)
Past performance of investment strategies is no guarantee of future results. Outperformance determined by annualized investment performance of all accounts in each investment strategy measured gross of fees and net of withholding taxes in comparison to performance of each account’s reference benchmark measured net of withholding taxes, where applicable. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

(2)
Past performance is no guarantee of future results. Based on independent rating by Morningstar, Inc. of investment performance of each Cohen & Steers-sponsored open-end U.S.-registered mutual fund for all share classes for the overall period as of March 31, 2017. Overall Morningstar rating is a weighted average based on the 3-year, 5-year and 10-year Morningstar rating. Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers. See page 13 for additional disclosures.

Balance Sheet Information
As of March 31, 2017, cash, cash equivalents and seed investments were $218 million. As of March 31, 2017, stockholders' equity was $273 million and the Company had no debt.
Conference Call Information
Cohen & Steers will host a conference call tomorrow, April 20, 2017 at 9:00 a.m. (ET) to discuss the Company's first quarter results. Investors and analysts can access the live conference call by dialing 877-308-9605 (U.S.) or +1-212-231-2921 (international); passcode: 21849874. Participants should plan to register at least 10 minutes before the conference call begins. The presentation that will be reviewed as part of the conference call is available on the Company's website at www.cohenandsteers.com under "Company - Press Releases."

A replay of the call will be available for two weeks starting at approximately 11:00 a.m. (ET) on April 20, 2017 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21849874. Internet access to the webcast, which includes audio (listen-only), will be available on the Company's website at www.cohenandsteers.com under "Company - Investor Relations." The webcast will be archived on the website for one month.
About Cohen & Steers
Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure, commodities and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong, Tokyo and Seattle.
Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views with respect to, among other things, the Company's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The Company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 (the Form 10-K), which is accessible on the Securities and Exchange Commission's website at www.sec.gov and on the Company's website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company's Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Three Months Ended			% Change From
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Revenue
Investment advisory and administration fees	$81,903	$81,410	$73,088
Distribution and service fees	5,046	5,196	4,233
Portfolio consulting and other	2,737	2,828	2,360
Total revenue	89,686	89,434	79,681	0.3%	12.6%
Expenses
Employee compensation and benefits	29,383	28,329	28,040
Distribution and service fees	9,780	10,023	8,702
General and administrative	12,930	13,206	12,735
Depreciation and amortization	2,065	2,016	1,897
Total expenses	54,158	53,574	51,374	1.1%	5.4%
Operating income	35,528	35,860	28,307	(0.9%)	25.5%
Non-operating income
Interest and dividend income	499	652	542
Gain from seed investments—net	19	290	190
Other (losses) gains	(291)	485	(89)
Total non-operating income	227	1,427	643	*	*
Income before provision for income taxes	35,755	37,287	28,950	(4.1%)	23.5%
Provision for income taxes	12,811	11,096	11,083
Net income	22,944	26,191	17,867	(12.4%)	28.4%
Less: Net loss (income) attributable to redeemable noncontrolling interest	41	(23)	216
Net income attributable to common stockholders	$22,985	$26,168	$18,083	(12.2%)	27.1%

Earnings per share attributable to common stockholders
Basic	$0.50	$0.57	$0.39	(12.6%)	25.9%
Diluted	$0.49	$0.56	$0.39	(12.2%)	26.0%

Dividends declared per share
Quarterly	$0.28	$0.26	$0.26	7.7%	7.7%
Special	$—	$0.50	$—	*	*

Weighted average shares outstanding
Basic	46,243	46,010	45,808
Diluted	46,603	46,609	46,195

* Not meaningful

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Institutional Accounts
Assets under management, beginning of period	$28,659	$29,948	$26,105
Inflows	844	1,364	1,772
Outflows	(529)	(709)	(582)
Net inflows	315	655	1,190
Market appreciation (depreciation)	643	(1,144)	1,215
Distributions	(811)	(800)	(653)
Other (1)	129	—	—
Total increase (decrease)	276	(1,289)	1,752
Assets under management, end of period	$28,935	$28,659	$27,857	1.0%	3.9%
Percentage of total assets under management	49.4%	50.1%	50.6%
Average assets under management for period	$29,019	$28,343	$25,775	2.4%	12.6%

Open-end Funds
Assets under management, beginning of period	$19,576	$21,165	$17,460
Inflows	2,316	2,623	2,022
Outflows	(1,726)	(2,569)	(1,698)
Net inflows	590	54	324
Market appreciation (depreciation)	498	(708)	495
Distributions	(174)	(935)	(133)
Other (1)	(129)	—	—
Total increase (decrease)	785	(1,589)	686
Assets under management, end of period	$20,361	$19,576	$18,146	4.0%	12.2%
Percentage of total assets under management	34.8%	34.2%	33.0%
Average assets under management for period	$20,122	$20,025	$17,099	0.5%	17.7%

Closed-end Funds
Assets under management, beginning of period	$8,963	$9,384	$9,029
Inflows	—	—	—
Outflows	—	(2)	(86)
Net outflows	—	(2)	(86)
Market appreciation (depreciation)	377	(254)	235
Distributions	(122)	(165)	(122)
Total increase (decrease)	255	(421)	27
Assets under management, end of period	$9,218	$8,963	$9,056	2.8%	1.8%
Percentage of total assets under management	15.8%	15.7%	16.4%
Average assets under management for period	$9,149	$9,011	$8,743	1.5%	4.6%

Total
Assets under management, beginning of period	$57,198	$60,497	$52,594
Inflows	3,160	3,987	3,794
Outflows	(2,255)	(3,280)	(2,366)
Net inflows	905	707	1,428
Market appreciation (depreciation)	1,518	(2,106)	1,945
Distributions	(1,107)	(1,900)	(908)
Total increase (decrease)	1,316	(3,299)	2,465
Assets under management, end of period	$58,514	$57,198	$55,059	2.3%	6.3%
Average assets under management for period	$58,290	$57,379	$51,617	1.6%	12.9%

(1)	Represents transfer of assets under management not related to subscriptions, redemptions, market appreciation (depreciation) or distributions.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Japan Subadvisory
Assets under management, beginning of period	$13,699	$14,944	$13,112
Inflows	411	447	900
Outflows	(105)	(338)	(36)
Net inflows	306	109	864
Market appreciation (depreciation)	196	(554)	675
Distributions	(811)	(800)	(653)
Total (decrease) increase	(309)	(1,245)	886
Assets under management, end of period	$13,390	$13,699	$13,998	(2.3%)	(4.3%)
Percentage of institutional assets under management	46.3%	47.8%	50.3%
Average assets under management for period	$13,507	$13,807	$12,849	(2.2%)	5.1%

Subadvisory Excluding Japan
Assets under management, beginning of period	$5,892	$6,048	$5,428
Inflows	185	321	173
Outflows	(143)	(281)	(224)
Net inflows (outflows)	42	40	(51)
Market appreciation (depreciation)	194	(196)	207
Total increase (decrease)	236	(156)	156
Assets under management, end of period	$6,128	$5,892	$5,584	4.0%	9.7%
Percentage of institutional assets under management	21.2%	20.6%	20.0%
Average assets under management for period	$6,041	$5,790	$5,208	4.3%	16.0%

Advisory
Assets under management, beginning of period	$9,068	$8,956	$7,565
Inflows	248	596	699
Outflows	(281)	(90)	(322)
Net (outflows) inflows	(33)	506	377
Market appreciation (depreciation)	253	(394)	333
Other (1)	129	—	—
Total increase	349	112	710
Assets under management, end of period	$9,417	$9,068	$8,275	3.8%	13.8%
Percentage of institutional assets under management	32.5%	31.6%	29.7%
Average assets under management for period	$9,471	$8,746	$7,718	8.3%	22.7%

Total Institutional Accounts
Assets under management, beginning of period	$28,659	$29,948	$26,105
Inflows	844	1,364	1,772
Outflows	(529)	(709)	(582)
Net inflows	315	655	1,190
Market appreciation (depreciation)	643	(1,144)	1,215
Distributions	(811)	(800)	(653)
Other (1)	129	—	—
Total increase (decrease)	276	(1,289)	1,752
Assets under management, end of period	$28,935	$28,659	$27,857	1.0%	3.9%
Average assets under management for period	$29,019	$28,343	$25,775	2.4%	12.6%

(1)	Represents transfer of assets under management not related to subscriptions, redemptions, market appreciation (depreciation) or distributions.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
U.S. Real Estate
Assets under management, beginning of period	$28,927	$31,248	$27,814
Inflows	1,441	1,891	1,739
Outflows	(1,157)	(1,565)	(1,004)
Net inflows	284	326	735
Market appreciation (depreciation)	398	(1,095)	1,227
Distributions	(890)	(1,552)	(707)
Total (decrease) increase	(208)	(2,321)	1,255
Assets under management, end of period	$28,719	$28,927	$29,069	(0.7%)	(1.2%)
Percentage of total assets under management	49.1%	50.6%	52.8%
Average assets under management for period	$28,943	$29,063	$26,990	(0.4%)	7.2%

Preferred Securities
Assets under management, beginning of period	$9,880	$10,440	$7,705
Inflows	1,099	954	1,135
Outflows	(686)	(1,145)	(661)
Net inflows (outflows)	413	(191)	474
Market appreciation (depreciation)	389	(245)	25
Distributions	(122)	(124)	(105)
Total increase (decrease)	680	(560)	394
Assets under management, end of period	$10,560	$9,880	$8,099	6.9%	30.4%
Percentage of total assets under management	18.0%	17.3%	14.7%
Average assets under management for period	$10,224	$10,253	$7,799	(0.3%)	31.1%

Global/International Real Estate
Assets under management, beginning of period	$9,403	$10,056	$9,476
Inflows	389	403	777
Outflows	(200)	(355)	(468)
Net inflows	189	48	309
Market appreciation (depreciation)	234	(590)	409
Distributions	(41)	(111)	(42)
Total increase (decrease)	382	(653)	676
Assets under management, end of period	$9,785	$9,403	$10,152	4.1%	(3.6%)
Percentage of total assets under management	16.7%	16.4%	18.4%
Average assets under management for period	$9,909	$9,332	$9,444	6.2%	4.9%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Global Listed Infrastructure
Assets under management, beginning of period	$5,697	$5,862	$5,147
Inflows	157	255	91
Outflows	(41)	(98)	(178)
Net inflows (outflows)	116	157	(87)
Market appreciation (depreciation)	433	(242)	253
Distributions	(42)	(80)	(41)
Total increase (decrease)	507	(165)	125
Assets under management, end of period	$6,204	$5,697	$5,272	8.9%	17.7%
Percentage of total assets under management	10.6%	10.0%	9.6%
Average assets under management for period	$5,927	$5,606	$5,002	5.7%	18.5%

Other
Assets under management, beginning of period	$3,291	$2,891	$2,452
Inflows	74	484	52
Outflows	(171)	(117)	(55)
Net (outflows) inflows	(97)	367	(3)
Market appreciation	64	66	31
Distributions	(12)	(33)	(13)
Total (decrease) increase	(45)	400	15
Assets under management, end of period	$3,246	$3,291	$2,467	(1.4%)	31.6%
Percentage of total assets under management	5.5%	5.8%	4.5%
Average assets under management for period	$3,287	$3,125	$2,382	5.2%	38.0%

Total
Assets under management, beginning of period	$57,198	$60,497	$52,594
Inflows	3,160	3,987	3,794
Outflows	(2,255)	(3,280)	(2,366)
Net inflows	905	707	1,428
Market appreciation (depreciation)	1,518	(2,106)	1,945
Distributions	(1,107)	(1,900)	(908)
Total increase (decrease)	1,316	(3,299)	2,465
Assets under management, end of period	$58,514	$57,198	$55,059	2.3%	6.3%
Average assets under management for period	$58,290	$57,379	$51,617	1.6%	12.9%

Non-GAAP Reconciliations
Management believes that use of these non-GAAP financial measures may enhance the evaluation of the Company’s results, as they provide greater transparency into the Company's operating results. In addition, these non-GAAP financial measures are used to prepare the Company's internal management reports and are used by management in evaluating the Company's business.
While management believes that this non-GAAP financial information is useful in evaluating the Company's results and operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with U.S. GAAP.
Reconciliation of U.S. GAAP Net Income Attributable to Common Stockholders and U.S. GAAP Earnings per Share to Net Income Attributable to Common Stockholders, As Adjusted, and Earnings per Share, As Adjusted

For the Periods

(in thousands, except per share data)	Three Months Ended
	March 31, 2017		December 31, 2016		March 31, 2016
Net income attributable to common stockholders, U.S. GAAP	$22,985		$26,168		$18,083
Accelerated vesting of restricted stock units (1)	$—		$—		$1,945
Deconsolidation (2)	$(312)		$218		$(218)
Results from seed investments (3)	$(68)		$(982)		$(578)
General and administrative (4)	$(68)		$—		$—
Tax adjustments (5)	$(621)		$(3,031)		$(437)
Net income attributable to common stockholders, as adjusted	$21,916		$22,373		$18,795

Diluted weighted average shares outstanding	46,603		46,609		46,195
Diluted earnings per share, U.S. GAAP	$0.49		$0.56		$0.39
Accelerated vesting of restricted stock units (1)	$—		$—		$0.04
Deconsolidation (2)	$(0.01)		$—	*	$—	*
Results from seed investments (3)	$—	*	$(0.02)		$(0.02)
General and administrative (4)	$—	*	$—		$—
Tax adjustments (5)	$(0.01)		$(0.06)		$—	*
Diluted earnings per share, as adjusted	$0.47		$0.48		$0.41
________________________

(1)	Represents amounts attributable to the accelerated vesting of certain restricted stock units in the first quarter of 2016.

(2)	Represents amounts related to deconsolidation of the Company’s consolidated seed investments in Company-sponsored funds.

(3)
Represents dividend income and realized gains on the Company’s seed investments classified as available-for-sale, and the Company’s proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized gains and losses.

(4)	Represents refund of foreign withholding tax.

(5)	Represents the tax benefit associated with the accelerated vesting of certain restricted stock units in the first quarter of 2016 as well as discrete items recorded in each of the periods presented.

*	Amounts round to less than $0.01 per share.

Reconciliation of U.S. GAAP Operating Income and U.S. GAAP Operating Margin to Operating Income, As Adjusted, and Operating Margin, As Adjusted

For the Periods

(in thousands, except percentages)	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Revenue, U.S. GAAP	$89,686	$89,434	$79,681
Deconsolidation (1)	$32	$29	$57
Revenue, as adjusted	$89,718	$89,463	$79,738

Expenses, U.S. GAAP	$54,158	$53,574	$51,374
Deconsolidation (1)	$(23)	$(24)	$(6)
Accelerated vesting of restricted stock units (2)	$—	$—	$(1,945)
General and administrative (3)	$68	$—	$—
Expenses, as adjusted	$54,203	$53,550	$49,423

Operating income, U.S. GAAP	$35,528	$35,860	$28,307
Deconsolidation (1)	$55	$53	$63
Accelerated vesting of restricted stock units (2)	$—	$—	$1,945
General and administrative (3)	$(68)	$—	$—
Operating income, as adjusted	$35,515	$35,913	$30,315

Operating margin, U.S. GAAP	39.6%	40.1%	35.5%
Operating margin, as adjusted	39.6%	40.1%	38.0%

Reconciliation of U.S. GAAP Non-operating Income (Loss) to Non-operating Income (Loss), As Adjusted

For the Periods

(in thousands)	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Non-operating income (loss), U.S. GAAP	$227	$1,427	$643
Deconsolidation (1)	$(326)	$142	$(65)
Results from seed investments (4)	$(68)	$(982)	$(578)
Non-operating (loss) income, as adjusted	$(167)	$587	$—
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(1)	Represents amounts related to deconsolidation of the Company’s consolidated seed investments in Company-sponsored funds.

(2)	Represents amounts attributable to the accelerated vesting of certain restricted stock units in the first quarter of 2016.

(3)	Represents refund of foreign withholding tax.

(4)
Represents dividend income and realized gains on the Company’s seed investments classified as available-for-sale, and the Company’s proportionate share of the results of operations of seed investments classified as equity method investments, including realized and unrealized gains and losses.

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